UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 31, 2015

NATIONAL PROPERTY INVESTORS 6
(Exact name of Registrant as specified in its charter)

California	0-11864	13-3140364
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

80 International Drive
Post Office Box 1089
Greenville, South Carolina 29602
(Address of principal executive offices)

(864) 239-1000
(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

National Property Investors 6, a California limited partnership (the “Registrant”), owned Colony at Kenilworth Apartments (the “Property”), a 383-unit apartment complex located in Towson, Maryland. On March 31, 2015, the Registrant sold the Property to a third party, DRA Fund VIII, LLC, a Delaware limited liability company (the “Purchaser”), for a total sales price of $44,200,000. The Property was the Registrant’s sole investment property.

In accordance with the terms of the Registrant’s partnership agreement, the Registrant’s managing general partner is currently evaluating the cash requirements of the Registrant to determine what portion of the sales proceeds will be available to distribute to its partners.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL PROPERTY INVESTORS 6

By:    NPI EQUITY INVESTMENTS, INC.
Managing General Partner

By:    /s/Stephen B. Waters
Stephen B. Waters
Senior Director of Partnership Accounting

Date:    April 01, 2015